 Exhibit 32.1

CERTIFICATION

PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Andrew Stewart, the President, Chief Executive Officer and principal executive officer of Man Investments (USA) Corp., the general partner of Man-AHL Diversified I L.P. (the “Partnership”), certify that (i) the Quarterly Report of the Partnership on Form 10-Q for the period ending March 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: May 15, 2009	/s/ Andrew Stewart
Andrew Stewart
President and Chief Executive Officer

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